Exhibit 99.1

News Release

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Announces Chief Financial Officer Steven Sterin’s Departure

DALLAS (May 8, 2014) — Celanese Corporation (NYSE: CE), a global technology and specialty materials company, announced today that Steven Sterin has resigned as the company's chief financial officer.
Chris Jensen, senior vice president, finance and chief accounting officer, will serve as the company’s interim chief financial officer. Chris joined Celanese in 2005, and has held leadership positions in Finance including treasurer, controller and assistant controller. In addition to interim chief financial officer, he will continue as senior vice president, finance and chief accounting officer, where he has global responsibility for Tax, Treasury, Accounting, SEC reporting and Financial Shared Services. Prior to joining Celanese, Chris worked in the Inspections and Registration division of the Public Company Accounting Oversight Board. He spent thirteen years at PricewaterhouseCoopers LLP, an assurance and advisory services firm, in both the assurance and mergers and acquisitions groups.
“I want to thank Steven for his contributions to Celanese over the last eleven years,” said Mark Rohr, chairman and chief executive officer. “I support his desire to pursue broader leadership opportunities. We have a very capable internal leader, Chris Jensen, in the role of interim chief financial officer. We will start an external search shortly.”

About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,400 employees worldwide and had 2013 net sales of $6.5 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
All registered trademarks are owned by Celanese International Corporation or its affiliates.

Celanese Corporation Contacts:

Investor Relations	Media - Corporate
Jon Puckett	W. Travis Jacobsen
Phone: +1 972 443 4965	Phone: +1 972 443 3750
Jon.Puckett@celanese.com	William.Jacobsen@celanese.com

Forward-Looking Statements
This release may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.